Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
Mail to: PO Box 305154 | Nashville, TN 37230-5154
Overnight to: 100 Centerview Drive, Suite 100 | Nashville, TN 37214-3439
Phone 1-800-796-3872]

INDIVIDUAL SINGLE PREMIUM Annuity APPLICATION
Index Linked Deferred Annuity

Product:_________________________________________________________________________________
Surrender Charge Period:____________________________________________________________________
Plan Type:_______________________________________________________________________________

Owner
Name
Residential address
Mailing address
Sex M	Date of birth	SSN/TIN	Mobile phone	Other phone
Email			Citizenship
Joint Owner
Name
Residential address
Mailing address
Sex M	Date of birth	SSN/TIN	Mobile phone	Other phone
Email			Citizenship	Relationship to Owner
Annuitant

Name
Residential address
Mailing address
Sex M	Date of birth	SSN/TIN	Mobile phone	Other phone
Email			Citizenship	Relationship to Owner
Joint Annuitant
Name
Residential address
Mailing address
Sex M	Date of birth	SSN/TIN	Mobile phone	Other phone
Email			Citizenship	Relationship to Owner
Beneficiaries
Primary Contingent	Beneficiary name
Address
	Relationship	SSN/TIN	Mobile phone	Other phone
	Birth/Trust date	[Citizenship]	Email	Beneficiary %

Primary Contingent	Beneficiary name
Address
	Relationship	SSN/TIN	Mobile phone	Other phone
	Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
	Relationship	SSN/TIN	Mobile phone	Other phone
	Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
	Relationship	SSN/TIN	Mobile phone	Other phone
	Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
	Relationship	SSN/TIN	Mobile phone	Other phone
	Birth/Trust date	[Citizenship]	Email	Beneficiary %

[For Beneficiary/Inherited Accounts Only
Decedent’s date of death	Decedent’s name	Relationship of decedent to Owner
Has the RMD been taken? Yes N	Previous year-end balance of existing account	Exact title of owner at the existing carrier

If you, the beneficiary, are the spouse of the decedent and you are electing to continue as the individual
Owner, the contract will not be administered as an Inherited account and this section is not required.

1.Please select one of the following options:
10-Year Deferral
Life Expectancy Distributions (must meet one of the requirements in Section 2)
1.If you chose Life Expectancy Distributions, you must meet the criteria for this request. Please select the criteria for which you qualify
You, the beneficiary, are the spouse of the decedent.
You, the beneficiary, are no more than 10 years younger than the decedent.
You, the beneficiary, are the minor child of the decedent.†
You, the beneficiary, are chronically ill or disabled (per IRC §401(a)(9)(E)(ii)).
If this option is selected, additional documentation may be required.
The decedent’s death occurred prior to January 1, 2020 and Life Expectancy Distributions started by December 31, 2020.

If payments have started, provide payment start date: __________________
1.Who is currently designated as the Owner on the existing contract?
The decedent
You, the beneficiary of the decedent ]

Payment
Amount
[Roth IRA first tax year contribution made: Year________
[† Life Expectancy Distributions will be made until the age of majority (age 18). At that time, the 10-Year Deferral period will begin and any proceeds remaining in the contract must be distributed within 10 years.]

Initial Allocation
Allocate your Purchase Payment to the options below. The minimum allocation to any account is [$2,000]. Your initial funds will be automatically allocated according to the selections made below on the first available Allocation Date after the Contract Date.
[If you are purchasing a product with an indexed account option that has a charge, you acknowledge and understand that these indexed accounts incur a charge that will reduce the contract value, and do NOT guarantee performance any greater than the indexed account options that have no charge.]
Specify your allocation (whole percentages only; total allocation must equal 100%):
[Account availability may vary by distribution partner. Please consult with your financial professional.]

Account Options:	Initial Allocation(s):
[Allocations]

[Rebalancing Authorization
I/we have read the information in the prospectus about the option to rebalance [annually,] and would like to elect to rebalance the portion of my contract value allocated as listed in the “Initial Allocation” section.
[Features [See the Prospectus, or the Contract for complete details. There may be a charge for this feature.]

[Transfer Authorization
Contract owner(s)* are automatically authorized to transfer funds between the available account options and to exercise return lock features on indexed account(s) by phone and online (if available).
*Subject to partner agreement, this will be the annuitant on Custodian-held contracts.

Check the box(es) below to authorize additional parties to act on behalf of the owner(s):
My Financial Professional or Registered Representative (as on file with Symetra and includes members of their staff)
The authorized third-party listed below. Please clearly print their full name(s) below.
Authorized third party name(s):
____________________________________________________________________________________

Relationship to owner(s): Spouse Child Other (specify): __________________________________

This authorization will remain in effect until Symetra receives written revocation.

If boxes above are not checked, Symetra will default to only the contract owner(s)* having authorization.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse any telephone communication from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions. All calls will be recorded and callers will be required to be authenticated.

Instructions may also be submitted online, if available, provided you or your authorized party are able to log in with certain identification information, such as a password or personal identification information. You should protect your login information, because Internet access will be available to anyone who provides your information. We will not be able to verify that the person logging into your account and providing instructions is you or a person authorized by you.

I agree to hold harmless Symetra and its employees for any action taken when complying with any such change requests. Neither Symetra nor any person acting on its behalf shall be subject to any claim, loss or liability as long as they acted in good faith as hereby authorized.

[Electronic Delivery

I would like to receive prospectus updates and other documents pertaining to my contract over the Internet by accessing Symetra’s website, www.symetra.com. I understand that I will receive notice that the documents are available on the website by an e-mail message sent to me.

Important Information Concerning Electronic Delivery:
•Documents currently delivered electronically include prospectuses and any prospectus supplements. Other documents may be available for electronic delivery in the future.
•If Symetra is unable to confirm an email address or has reasonable suspicion that an email address is incorrect, electronic delivery will not be activated and paper documents will be sent.
•You should update your email filters to allow email notifications from Symetra.
If emails are returned as not deliverable, electronic delivery will be cancelled and documents will be provided by mail.
•There is no charge to you for electronic delivery, although your Internet provider may charge service provider fees. To view the documents, you must have internet access.
•The disclosure documents will be in PDF format; if you do not have Adobe Acrobat, download it for free from www.adobe.com.
•Symetra may, without prior notice to you, deliver paper documents by mail instead of electronic delivery at any time.
•Paper copies of the information may be requested at any time for no charge by calling us.
•For jointly owned contracts, both owners consent to have information sent to the email address listed.
•To revoke your consent, update your email address, or receive a paper copy of any document in the mail, call us at [1-800-796-3872], submit a written notice or applicable form, or update your delivery option on our website. This consent to receive electronic delivery of disclosure documents will remain in effect until revoked.

EMAIL ADDRESS FOR ELECTRONIC DELIVERY: ___________________________________________
Electronic delivery document notifications will be provided to only one email address. The email address provided above will override any existing email address, if applicable. If no email address is listed here, the email address listed under the Owner section of this application will be used for electronic delivery purposes.]

Owner’s Statement and Signatures

Do you have any existing life insurance policies or annuity contracts with this or any other company?
Yes (complete any state specific replacement forms, if required) N

Is this contract intended to replace or change any in-force life insurance or annuity contract with this or any other company?
Yes (complete the following and submit state specific replacement forms, if required) N
Company Name	Existing Contract Number
Company Name	Existing Contract Number
Company Name	Existing Contract Number
Company Name	Existing Contract Number
There are additional replacements involved.

I understand this annuity is not federally insured. On behalf of myself and any person who may claim any interest under this contract, I declare that the statements and answers on this application are full, complete and true to the best of my knowledge and belief and shall form a part of the annuity contract issued hereon. I understand that I am purchasing an annuity contract. I believe that this contract is consistent with my financial needs. I have read and understand the important disclosures located below.

I have received the Annuity Buyer’s Guide, in applicable states. I have received a current prospectus.

[Connecticut residents only: I have received the CT Annuity Disclosure.]

[Minnesota residents only: I have received the MN Annuity Disclosure.]

[W-9 Certification: Under penalties of perjury, I certify that the number shown on this form is my correct Social Security or Tax Identification Number, I am a U.S. citizen or other U.S. person, and I am not subject to backup withholding due to failure to report all interest or dividends.

Check this box if you have received a notification from the IRS that you are subject to backup withholding.
Check this box if you are claiming Non-U.S. status and submitting an appropriate withholding certificate (usually a signed IRS Form W-8 or IRS Form 8233) instead of agreeing to this certification. ]

Owner’s Statement and Signatures (continued
Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

I understand that withdrawals from an Indexed Account prior to the end of the Interest Term will not receive indexed interest. Any indexed interest is only credited at the end of each Interest Term.

I UNDERSTAND THAT I AM PURCHASING A REGISTERED INDEX LINKED DEFERRED ANNUITY CONTRACT AND THAT WHILE THE VALUE OF THE CONTRACT MAY BE AFFECTED BY AN EXTERNAL INDEX, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, EQUITY OR COMMODITY INVESTMENTS.

The contract values that are based on the index linked account options are not guaranteed and will decrease or increase with experience.

[The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.]

Authorized/Owner’s signature	Signed in State	Date
Fiduciary/Trustee Title (if applicable; ex.: John Smith as Trustee for the Smith Family Trust)
Authorized/Joint Owner’s signature (if applicable)	Signed in State	Date
Fiduciary/Trustee Title (if applicable)
[Authorized/Annuitant’s signature (for Custodial Ownerships)	Signed in State	Date]
[Fiduciary/Trustee Title (if applicable)]

Agency Statement
To the best of your knowledge, does the Owner(s) have any existing life insurance policies or annuity contracts?
Yes (complete any state specific replacement forms, if required) N

Do you have any reason to believe the annuity applied for will replace or change any existing life insurance policies or annuity contracts?
Yes (complete any state specific replacement forms, if required) N

I have reviewed the applicant’s financial status and objectives and find this coverage is appropriate for his/her needs.

I have delivered the Annuity Buyer’s Guide, if applicable in my state. I have delivered the current prospectus.

[Connecticut residents only: I have delivered the CT Annuity Disclosure.]
[Minnesota residents only: I have delivered the MN Annuity Disclosure.]

I certify that I have truly and accurately recorded on the application the information provided by the applicant(s).

[I certify that I have verified the identity of each Owner/Annuitant by reviewing a valid government-issued photo identification.]
Licensed Primary Insurance Producer’s signature	Signed in State	Date
Licensed Insurance Producer (print name)	State license number	Insurance Producer number
Agency name	Mobile phone	Other phone
Insurance Producer/Representative More than 4 producer
Insurance Producer/Representative printed name	State license number	Split %
Insurance Producer/Representative printed name	State license number	Split %
Insurance Producer/Representative printed name	State license number	Split %
Insurance Producer/Representative printed name	State license number	Split %

FOR INTERNAL USE ONLY Submitted _______________________________